UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 19, 2007

Southern Community Financial Corporation

North Carolina	000-33227	56-2270620
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina	27104
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: (336) 768-8500
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Compensatory Arrangements of Certain Officers

On December 19, 2007, the Board of Directors of Southern Community Financial Corporation approved a Restricted Stock Plan for the Corporation. The Plan provides that the Compensation Committee of the Board may make grants of up to 300,000 shares of authorized but unissued common stock to selected key employees, which are subject to forfeiture under certain terms and conditions determined by the Compensation Committee, including, without limitation, the rendition of services to the Corporation or its subsidiaries for a specified time or the achievement of specific goals. If the grantee’s employment with the Corporation is terminated by death, disability, or retirement, all forfeiture provisions immediately become void and unenforceable. The grantees have all voting, dividend and other rights of a shareholder with respect to the shares of restricted stock. The restricted stock is not assignable or transferable, except, in the event of the death of the grantee, by will or by the laws of descent and distribution.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community Financial Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

By: /s/ James C. Monroe, Jr.
December 21, 2007	Name: James C. Monroe, Jr.
Title: Senior Vice President and Interim Chief Financial Officer